Exhibit 10.7

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

dated as of November 14, 2019

among

BCE-MACH II LLC,
as Borrower,

The Several Lenders
from Time to Time Parties Thereto,

EAST WEST BANK,
as Administrative Agent and Collateral Agent,

EAST WEST BANK,
as Issuing Bank

EAST WEST BANK, as
Sole Bookrunner and Lead Arranger

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 14, 2019 (the “Effective Date”), is among BCE-MACH II LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto; and EAST WEST BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The parties hereto desire to enter into this Amendment to amend certain provisions of the Credit Agreement and waive and consent to certain provisions under the Credit Agreement, upon the terms and conditions as set forth herein, to be effective as of the Effective Date upon satisfaction of the conditions set forth in Section 4 of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to the corresponding section in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“First Amendment Effective Date” means November 14, 2019.

“Initial Funding Date” means the first date on which the funding of amounts drawn under an Initial Loan occurs.

2.2. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety:

“Hedging Condition” shall mean that:

(a) on or before November 15, 2019, the Borrower shall have entered into or be subject to Hedge Agreements in respect of oil and gas commodities (but excluding natural gas liquids) the net notional volumes for which are not less than (i) with respect to crude oil, 37.5% for each month during the period from the First Amendment Effective Date through September 30, 2022 and (ii) with respect to natural gas, 25% for each month during the period from the First Amendment Effective Date through September 30, 2021, in each case, of the reasonably anticipated projected Hydrocarbon production on a forward basis from the Credit Parties’ total Proved Developed Producing Reserves as forecasted for such period (based upon the most recently delivered Reserve Reports); and

(b) on or before the date that is the earlier to occur of (x) December 1, 2019 or (y) the Initial Funding Date (such date the Borrower enters), the Borrower shall have entered into or be subject to Hedge Agreements in respect of oil and gas commodities (but excluding natural gas liquids) the net notional volumes for which are not less than (i) with respect to crude oil, 65% for each month during the period from the First Amendment Effective Date through September 30, 2022 and (ii) with respect to natural gas, 50% for each month during the period from the First Amendment Effective Date through September 30, 2021, in each case, of the reasonably anticipated projected Hydrocarbon production on a forward basis from the Credit Parties’ total Proved Developed Producing Reserves as forecasted for such period (based upon the most recently delivered Reserve Reports).

2.3. Amendment to Section 2.14. Section 2.14(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(h) Reduction of Borrowing Base upon Failure to Complete Hedging Condition. If at any time the Borrower fails to satisfy the Hedging Condition, the Administrative Agent at the direction of the Required Lenders shall redetermine the Borrowing Base in accordance with their respective usual and customary oil and gas lending criteria as they exist at the particular time. A redetermination of the Borrowing Base pursuant to this Section 2.14(h) shall not be considered an Interim Redetermination or a Scheduled Redetermination.

2.4. Amendment to Section 9.18. Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

9.18 Post-Closing Obligation. On or before the date that is thirty (30) days after the Initial Funding Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), Borrower shall deliver to Administrative Agent an executed copy of the Management Services Agreement.

2.5. Amendment to Section 10.6. Section 10.6(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(g) provided that no Event of Default or Borrowing Base Deficiency shall have occurred and be continuing, the Borrower may make additional Restricted Payments until the ninety (90) day anniversary of the Closing Date if, on a pro forma basis, the ratio (expressed as a percentage) of (a) Consolidated Total Debt as of the Closing Date to (b) Capitalization as of the Closing Date, is no greater than 55%;

Section 3. Limited Waiver and Consent.

3.1. Limited Waiver and Consent. Borrower has advised the Administrative Agent and the Lenders that Borrower did not comply with the Hedging Condition and Section 9.18(b) in effect prior to giving effect to this Amendment (“Specified Provisions”). Subject to the terms and conditions of this Amendment, Administrative Agent and the Lenders hereby waive and consent to any non-compliance of the Specified Provisions in effect prior to the date hereof.

3.2. No Other Waiver or Consent. Except for the limited waiver and consent set forth in Section 3.1 and except as otherwise provided herein, no provision hereof shall constitute a waiver of any of the terms or conditions of the Credit Agreement or any other Credit Document other than those terms or conditions expressly addressed herein (and even in such instance, only to the extent explicitly addressed herein). Other than as expressly set forth in this Amendment, nothing contained in this Amendment shall be construed as a waiver of any Default or Event of Default or a consent to any action or inaction by Borrower or any other Credit Party, nor shall it be construed as a course of dealing or conduct on the part of any Lender. All rights and remedies now or hereafter available to Administrative Agent or any Lender are hereby reserved. The limited waiver and consent set forth herein shall be effective only in this specific instance and for the specific purpose for which it is given, and this limited waiver shall not entitle Borrower to any other or further waiver or consent in any similar or other circumstance.

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the following:

4.1. Counterparts. The Administrative Agent shall have received counterparts of this Amendment from the Credit Parties, each Issuing Bank and each of the Lenders constituting at least the Majority Lenders.

4.2. Fees and Expenses. The Administrative Agent shall have received payment from Borrower of all reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of outside counsel) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

Section 5. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as follows as of the Effective Date (unless otherwise specified below):

5.1. Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of the Effective Date and after giving effect to the transactions contemplated hereby, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of such specified earlier date.

5.2. Due Authorization; No Conflict. The execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s company powers, have been duly authorized by all necessary company action, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority and do not violate or constitute a default under any provision of applicable law or material agreement binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except Permitted Liens or Liens created by the Credit Documents.

5.3. Validity and Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and (b) the application of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.4. No Default, Event of Default or Borrowing Base Deficiency. No Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists.

Section 6. Miscellaneous.

6.1. Reaffirmation of Credit Documents. Any and all of the terms and provisions of the Credit Agreement and the other Credit Documents shall, except as amended and modified hereby, remain in full force and effect and each Credit Party acknowledges that it has no defense to its obligation to pay the Obligations when due. Each Credit Party hereby agrees that the amendments and modifications herein contained shall not limit or impair any Liens securing the Obligations or such Credit Party’s obligation to pay the Obligations when due, each of which is hereby ratified and affirmed.

6.2. Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3. Legal Expenses. The Borrower hereby agrees to pay in accordance with Section 13.5 of the Credit Agreement all reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

6.4. Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Delivery of this Amendment by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed original counterpart hereof.

6.5. Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

6.6. Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.8. Credit Document. This Amendment shall constitute a Credit Document (as defined in the Credit Agreement).

[Signature Pages Follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

BCE-MACH II LLC

By:	/s/ Kevin R. White
Name:	Kevin R. White
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1- BCE-MACH II LLC]

ADMINISTRATIVE AGENT, COLLATERAL AGENT, ISSUING BANK AND A LENDER:

EAST WEST BANK

By:	/s/ Aaron Sizemore
Name:	Aaron Sizemore
Title:	First Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1- BCE-MACH II LLC]

LENDERS:

MIDFIRST BANK, as a Lender

By:	/s/ Chad Dayton
Name:	Chad Dayton
Title:	First Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1- BCE-MACH II LLC]

LENDERS:

COMMERCE BANK, as a Lender

By:	/s/ Chase B. Proctor
Name:	Chase B. Proctor
Title:	Assistant Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1- BCE-MACH II LLC]